U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240. Rule 14a-12

Neuphoria Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Leading Proxy Advisory Firm ISS Recommends that Shareholders

Vote the WHITE Proxy Card FOR Both of Neuphoria’s Director Nominees

Company Urges Shareholders to Follow ISS’ Recommendation and Vote the WHITE Proxy Card

Burlington, MA — December 8, 2025 — Neuphoria Therapeutics Inc. (“Neuphoria” or the “Company”) (NASDAQ: NEUP), a clinical-stage biotechnology company dedicated to developing therapies that address the complex needs of individuals affected by neuropsychiatric disorders, today announced that Institutional Shareholders Services (“ISS”), a leading independent proxy advisory firm, has issued a report recommending that Neuphoria shareholders vote on the WHITE proxy card FOR BOTH of the Company’s director nominees – Peter Miles Davies and David Wilson. As previously disclosed, Lynx1 Capital Management (“Lynx1”) is conducting a proxy contest and is seeking the election at the 2025 Annual Meeting of two director candidates in opposition to the highly qualified nominees unanimously recommended by the Neuphoria Board of Directors.

Commenting on the ISS report and its recommendation, Neuphoria issued the following statement:

“We are very pleased that ISS has carefully reviewed the voting alternatives and has recommended that shareholders vote FOR BOTH of Neuphoria’s highly-qualified director nominees on the WHITE proxy card. We are also pleased that in making its recommendation, ISS recognized that the Board has acted appropriately and proactively in connection with the data readout from the Phase 3 clinical trial of BNC210 and ongoing capital raise. We believe that the strategic alternatives process that the Board is running needs to be seen to fruition and has the best opportunity to provide shareholders with maximum value. We strongly urge all shareholders to follow the recommendation of ISS and vote TODAY on the WHITE proxy card FOR BOTH of Neuphoria’s director nominees to ensure that Neuphoria is best positioned to execute on its strategic alternatives process in order to provide shareholders with maximum value.”

In its December 4, 2025 report recommending that shareholders vote the WHITE proxy card FOR BOTH of Neuphoria’s highly-qualified nominees, ISS noted:

●	“The board’s actions to date, both in response to the clinical trial failure and to the dissident’s latest offer, appear appropriate.”

●	“The board proactively raised capital ahead of the Phase 3 trial data readout, which has provided the company with a stronger balance sheet as it proceeds with a strategic review.”

●	“The board has committed to transparency in the process, and it has provided recent updates to shareholders.”

●	“The board’s rejection of the dissident’s offer appears defensible, and it has invited the dissident to participate in the strategic review on similar terms to all other parties.”

ISS ultimately concluded that:

●	“The dissident [Lynx1 Capital Management] has not presented a compelling case for change. As such, votes are warranted FOR management nominees Davies and Wilson on the management WHITE card. WITHHOLD votes are warranted for dissident nominees Doberstein and Smith.”

The Company therefore urges stockholders to vote “FOR” BOTH of Neuphoria’s nominees — Davies and Wilson — and vote “WITHHOLD” on both of Lynx1’s nominees on the WHITE proxy card TODAY. If you have any questions or need assistance voting please contact Sodali & Co at (203) 658-9400 or NEUP@investor.sodali.com.

Advisors

H.C. Wainwright & Co. is serving as financial advisor, and Rimon PC and Paul Hastings LLP are serving as legal counsel to Neuphoria. Sodali & Co is serving as proxy solicitor.

About Neuphoria Therapeutics Inc.

Neuphoria Therapeutics Inc. (Nasdaq: NEUP) is a public company incorporated in Delaware. The Company is a clinical-stage biotechnology company dedicated to developing therapies that address the complex needs of individuals affected by neuropsychiatric disorders. Neuphoria is advancing the lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor for the treatment of post-traumatic stress disorder (“PTSD”). BNC210 is a first-of-its-kind, well tolerated, broad spectrum anti-anxiety experimental therapeutic, designed to restore neurotransmitter balance in relevant brain areas, providing rapid relief from stress and anxiety symptoms without the common pitfalls of sedation, cognitive impairment, or addiction. Following the announcement from the AFFIRM-1 Phase 3 clinical trial on October 20, 2025, in which the Company announced that the trial missed its primary and secondary endpoints, the Company has halted development of BNC210 in social anxiety disorder and is conducting a strategic review. In addition, Neuphoria has a strategic partnership with strategic partners with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Neuphoria’s pipeline also includes the α7 nicotinic acetylcholine receptor next generation and the Kv3.1/3.2 preclinical programs, both in the lead optimization development stage.

Forward-Looking Statements

Neuphoria cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs, plans, burn rate and expectations. Certain forward-looking statements, including (without limitation) about (1) Neuphoria’s ability to develop and expand its business, successfully complete development of its current product candidates, the timing of commencement and/or completion, as well as any successful or other outcome of various clinical trials, and receipt of data and current and future collaborations for the development and commercialization of its product candidates, (2) the market for drugs to treat central nervous system diseases and pain conditions, and the Company’s ability to realize the commercial potential of its products, as well as its regulatory strategy related to its clinical trials and, if successful, the regulatory pathway to any next stage in development or commercialization, (3) Neuphoria’s financial resources, and capital allocation and corporate development strategy, (4) the Board’s review of strategic alternatives and evaluation of offers from third parties, and (5) assumptions underlying any such statements. The inclusion of forward-looking statements should not be regarded as a representation by Neuphoria that any of its plans will be achieved. Future events and actual results could differ materially from those set out in, contemplated by or underlying the forward-looking statements due to a number of important factors. Certain forward-looking statements involve contracts, licenses and arrangements involving third parties and their respective clinical trial and research and development projects that are out of our control, including our agreements with strategic partners. They may terminate or delay any or all such projects in their discretion pursuant to the terms of our agreements with them, which could result in the Company not realizing any further milestone payments or further progress on the respective product pathways. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business and other risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K, each filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Neuphoria undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks, uncertainties and other factors is included in Neuphoria’s filings with the SEC, copies of which are available from the SEC’s website (www.sec.gov) and on Neuphoria’s website (www.neuphoriatx.com) under the heading “Investor Center.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Neuphoria expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Disclaimer

Neuphoria has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

FOR FURTHER INFORMATION PLEASE CONTACT:

General

Spyridon (Spyros) Papapetropoulos

spyros@neuphoriatx.com

IR & PR

Argot Partners

neuphoria@argotpartners.com

2